                                                                     EXHIBIT 5.2

                         LeBOEUF, LAMB, GREENE & MacRAE
                                     L.L.P.
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              125 West 55th Street
                            New York, NY 10019-5389
                                 (212) 424-8000
                           Facsimile: (212) 424-8500



                                         December 16, 1994



Central Maine Power Company
83 Edison Drive
Augusta, Maine 04336

     Re: Central Maine Power Company - $150,000,000 of Medium-Term Notes, Series C, Due from Nine Months to Thirty Years from the Date of Issue
          ---------------------------------------------------------------------


Ladies and Gentlemen:

          We are acting as special counsel for Central Maine Power Company (the "Company") in connection with the proposed issuance and sale of up to $150,000,000 in aggregate principal amount of Medium-Term Notes, Series C (the "Series C Notes") of the Company pursuant to the Indenture between the Company and The Bank of New York, as trustee (the "Trustee"), dated as of August 1, 1989, and indentures supplemental thereto, including a supplemental indenture to be entered into in connection with the Series C Notes (collectively, the "Indenture").

          As such special counsel, we have examined such corporate records, certificates and other documents as we have deemed necessary for the purposes of this opinion. In performing our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents. With respect to matters governed by law other than the law of the State of New York and the Federal law of the United States of America (including, without limitation, matters pertaining to the benefits provided by the Indenture to the holders of the Series C Notes), we have relied solely upon the opinion being delivered to you on the date hereof by William M. Finn, Esq., Corporate Counsel of the Company.

Security and Exchange Commission
December 16, 1994
Page 2



          Based on the foregoing examination and subject to the limitations and qualifications contained in this letter, we are of the opinion that:

          (a) when (i) the Registration Statement that is being filed with the Securities and Exchange Commission with respect to the Series C Notes has become effective under the Securities Act of 1933, as amended (the "Act"),
     (ii) all orders, consents or other authorizations, approvals or waivers of jurisdiction of or by the Maine Public Utilities Commission and the Connecticut Department of Public Utility Control required for the valid issuance and sale of the Series C Notes have been obtained, and (iii) the Prospectus relating to the Series C Notes has been duly supplemented with respect to a particular Series C Note being issued, and such supplement thereto duly filed under the Act, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of such Series C Note (except under the so-called "blue-sky" or securities laws of the several states, as to the applicability of which we do not express an opinion);

          (b) when (i) the Board of Directors of the Company has approved the terms and conditions relating to the issuance and sale of the Series C Notes, including the terms and conditions of a supplemental indenture relating to the Series C Notes, and (ii) with respect to each Series C Note, such officer or officers as may be authorized by the Board of Directors has or have approved the terms of a particular Series C Note being issued, then such Series C Note will have been duly authorized by the Company;

          (c) upon the execution and filing with the Trustee of the proper papers with respect to the Series C Notes, the Series C Notes will be issuable under the terms of the Indenture; and

          (d) upon the execution and delivery of a supplemental indenture relating to the Series C Notes and the execution, authentication and delivery of a particular Series C Note in accordance with the corporate and governmental authorizations and instruments referred to above, including the Indenture, such Series C Note will be a valid and legally binding obligation of the Company and will be entitled to the benefits provided by the Indenture on a parity with the other series of securities now outstanding thereunder and with other securities that may hereafter be issued thereunder pursuant to the terms thereof.

Security and Exchange Commission
December 16, 1994
Page 3



          We consent to the filing of this opinion with and as a part of said Registration Statement and to the use of our name in said Registration Statement and in the related Prospectus, and in any amendments or supplements to either thereof, under the captions "Certain Federal Income Tax Consequences" and "Legal Opinions".

                    Very truly yours,


                    /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                    LeBoeuf, Lamb, Greene & MacRae
                                L.L.P.